EXHIBIT 10.3

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement, dated as of March 8, 2017 (the "Amendment"), by and between Ian T. Bothwell (the "Executive") and Biotech Products Services and Research, Inc., a Nevada corporation (the "Company" and together with the Executive, the "Parties", and each, a "Party").

WHEREAS, the Parties have entered into that certain Employment Agreement, dated as of November 4, 2016 (the "Existing Agreement");

WHEREAS, the Parties hereto desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein;

WHEREAS, pursuant to Section 18 of the Existing Agreement, the amendment contemplated by the Parties must be contained in a written agreement signed by each Party.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Amendments to the Existing Agreement. As of the Effective Date (defined below), the Existing Agreement is hereby amended or modified as follows:

(a) The definition of “Good Reason” under Section 5.2 of the Existing Agreement is hereby amended by inserting the following after subsection (xii):

“(xiii) the Employment Agreement, dated November 4, 2016, as amended, between the Corporation and Dr. Bruce Werber is terminated by the Company with or without Cause (as defined therein) or by Dr. Werber with or without Good Reason (as defined therein); or

“(xiv) the Employment Agreement, dated November 4, 2016, as amended, between the Corporation and Albert Mitrani terminated by the Company with or without Cause (as defined therein) or by Mr. Mitrani with or without Good Reason (as defined therein).”

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3. Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of the date first written above, subject to the approval of the Board of Directors of the Company (the "Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Existing Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment.

4. Miscellaneous.

(a) This Amendment is governed by, and construed in accordance with, the laws of the State of Florida, without regard to the conflict of laws provisions of such State.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

COMPANY: BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

By:	/s/ Albert Mitrani
Name:	Albert Mitrani
Title:	CEO and President

EXECUTIVE:

By:	/s/ Ian T. Bothwell
Name:	Ian T. Bothwell

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